                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           ________________________



                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                               December 12, 2000



                             FMC CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                       1-2376                    94-4079804
------------------------------        -----------            -------------------
(State or other jurisdiction          (Commission            (I.R.S. Employer
   of incorporation)                  File Number)           Identification No.)



              200 East Randolph Drive, Chicago, Illinois       60601
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             (Address of principal executive offices)        (Zip Code)


                                (312) 861-6000
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                        Registrant's telephone number,
                              including area code
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Item 5.   Other Events

On December 12, 2000, FMC Corporation issued the following release:

FMC CORPORATION ELECTS WILLIAM G. WALTER AS EXECUTIVE VICE PRESIDENT OF FMC'S CHEMICAL BUSINESSES, ALSO TO FMC'S BOARD OF DIRECTORS

CHICAGO, December 12, 2000--FMC Corporation today announced that its board of directors has elected William G. Walter as executive vice president and a member of the company's board of directors. Walter was general manager of FMC's Specialty Chemicals Group, headquartered in Philadelphia, since May 1997.

Walter, 55, will be responsible for all of FMC's chemicals businesses--Specialty and Industrial Chemicals, as well as Agricultural Products--totaling about $2.2 billion in 1999 sales and more than $280 million in operating profit. The appointment follows the October 31 announcement of the proposed split of FMC into two independent publicly held companies--machinery and chemicals. FMC said it expects Walter to become CEO of what will be the FMC chemicals business after the split.

According to FMC Chairman and Chief Executive Officer Robert N. Burt: "Bill has an excellent background to meet the needs of our chemicals business, with extensive international experience, strong financial and commercial skills and line profit-and-loss responsibility in all three chemical groups."

Walter joined FMC in 1974 as a business planner at its corporate office in Chicago. In 1977 he was named planning director and group controller of the company's former Construction Equipment Group in Bannockburn, Ill. He was appointed general manager of the group's after-market business in 1979. From 1982 to 1986, he served as director of marketing and sales for the group.

Walter became general manager of FMC's Defense Systems International Division, based in San Jose, Calif., in 1986. He served as director of commercial operations for FMC's Agricultural Chemical Group, based in Philadelphia, from 1991 to 1992, when he was named general manager of the Alkali Chemicals Division. Before joining FMC, Walter was an associate with Booz, Allen & Hamilton, Inc.

He received a bachelor of science degree in economics from Loras College in Dubuque, Iowa, and a master of business administration degree in marketing and finance from Northwestern University.

Within Specialty Chemicals, FMC applies leading-edge technology to highly specific applications in three major market areas: food ingredients, pharmaceuticals and specialty applications. Its biopolymer business is a leading supplier of carrageenan, alginate and microcrystalline cellulose used in food applications and in providing solutions to the pharmaceutical and personal care industries. Within Industrial Chemicals, FMC holds strong positions--driven by innovative process technology--in three high-volume chemical groups: soda ash, hydrogen peroxide and phosphates. FMC's Agricultural Products business has a strong portfolio of crop protection products that meet important market needs around the globe. Efforts focus on lower application rates, more environmentally compatible products, alternatives to insect-resistant products and products that can be adapted to developing countries. A genomics-based discovery strategy, focused on insecticides, holds the promise of future, cost-effective innovation.

FMC Corporation is one of the world's leading producers of chemicals and machinery for industry and agriculture. The Chicago-based company reported annual sales of $4.1 billion in 1999. FMC employs 15,000 people at more than 100 manufacturing facilities and mines in 25 countries. The company currently divides its businesses into five major segments: Energy Systems, Food and Transportation Systems, Agricultural Products, Specialty Chemicals, and Industrial Chemicals.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors in the corporation's 1999 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. The corporation does not intend to update this information and disclaims any legal obligation to the contrary.
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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            FMC CORPORATION


                            By /s/ Stephen F. Gates
                               --------------------
                               Stephen F. Gates
                               Senior Vice President, General
                               Counsel and Secretary



Date: December 15, 2000